UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2012

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Erie Indemnity Company (the "Registrant") received a Complaint on August 6, 2012, that is captioned Erie Insurance Exchange, an unincorporated association, by Joseph S. Sullivan and Anita Sullivan, Patricia R. Beltz, and Jenna L DeBord, trustees ad litem (Plaintiffs) vs. Erie Indemnity Co. (Defendant). The Complaint was filed on August 1, 2012, in the Court of Common Pleas Civil Division of Fayette County, Pennsylvania. The individuals named as Plaintiffs are alleged to be policyholders (subscribers) of the Erie Insurance Exchange (the "Exchange").

The Complaint alleges that, beginning in 1998 and continuing through 2011, the Registrant retained Service Charges (installment fees) and Added Service Charges (late fees and policy reinstatement charges) on policies written by the Exchange and its insurance subsidiaries, which the Complaint alleges should have been paid to the Exchange. The Complaint alleges that the total of the Service Charges and Added Service Charges so retained during that period amounted to approximately $308 million.

The Complaint seeks compensatory and punitive damages on behalf of all members of the Exchange and requests the Court to (a) require the Registrant to issue an accounting of all so-called intercompany transactions with the Exchange from January 1, 1996 to date; (b) enjoin the Registrant from retaining any compensation as a result of any so-called intercompany transactions not specifically authorized by the Subscriber’s Agreement between each person insured by the Exchange and the Registrant; (c) order restitution and impose a constructive trust on all profits received by the Registrant on the Service Charges and Added Service Charges referred to in the previous paragraph or any other amounts received improperly through so-called intercompany transactions; and (d) order such other relief as may be appropriate.

The Registrant intends to vigorously defend against all of the allegations and requests for relief in the Complaint.

Reference is made to the Registrant’s "Safe Harbor" Statement that is set forth in its Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 2, 2012, which is incorporated herein by this reference. In addition to the forward-looking statements and risk factors listed in that "Safe Harbor" Statement, there can be no assurance regarding the final disposition of the matters asserted in the Complaint. Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

August 9, 2012	By:	Marcia A. Dall

Name: Marcia A. Dall
Title: Executive Vice President & CFO